Exhibit 99.1

MoneyGram Stockholders Overwhelmingly Approve Merger Transaction with Madison Dearborn Partners

Provides Update on Progress to Close Transaction

DALLAS, May 23, 2022 -- MoneyGram International, Inc. (NASDAQ: MGI) (the “Company”), a global leader in the evolution of digital P2P payments, today announced that stockholders overwhelmingly approved the transaction with affiliates of funds managed by Madison Dearborn Partners, LLC (collectively, “MDP”). Based on the preliminary voting results from the Special Meeting of Stockholders held today, over 99% of votes cast were in favor of the transaction. The companies remain on track to close the transaction in the fourth quarter 2022, subject to receipt of remaining regulatory approvals, including required approvals in various jurisdictions related to money transmitter licenses.

“I want to thank our stockholders for their overwhelming support for our transaction with MDP,” said Alex Holmes, MoneyGram Chairman and CEO. “With the approval of MoneyGram stockholders and the other key milestones achieved to date, we believe we are on track to complete the transaction in the fourth quarter. We look forward to joining forces with MDP and capitalizing on the significant opportunities we see ahead for the MoneyGram team, our partners and our customers around the world.”

In addition to MoneyGram stockholders’ approval of the transaction, MoneyGram and MDP have achieved a number of other milestones necessary to complete the transaction, including:

•The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired in connection with the previously filed premerger notification form submitted by MoneyGram and MDP.

•The companies have submitted all applicable foreign antitrust filings except for one jurisdiction which is close to being finalized and all applicable Foreign Direct Investment filings have been made.

•To date, 12 state money transmitter regulators have provided their approval or non-objection of the transaction. The required international money transmitter regulators have all been notified of the transaction and any related supplemental filings are in process and will be filed in due course.

The final voting results will be reported in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission after certification by MoneyGram’s inspector of elections.

About MoneyGram International, Inc.

MoneyGram International, Inc. (NASDAQ: MGI), a global leader in the evolution of digital P2P payments, delivers innovative financial solutions to connect the world's communities. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve over 150 million people in the last five years. The Company leverages its modern, mobile, and API-driven platform and collaborates with the world's top brands to serve consumers through its direct-to-consumer digital channel, global retail network, and embedded finance business for enterprise customers. MoneyGram is also a leader in pioneering cross-border payment innovation and blockchain-enabled settlement. For more information, please visit ir.moneygram.com, follow @MoneyGram on social media, and explore the website and mobile app through moneygram.com.

Forward Looking Statements

The information included herein contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the expected timetable for completing the proposed transaction with MDP, benefits of the proposed transaction, financing of the proposed transaction, costs and other anticipated financial impacts of the proposed transaction. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the satisfaction of the conditions to closing of the proposed transaction or the debt financing may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required to consummate the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated or conditions that MDP is not obligated to accept; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; adverse credit and equity market conditions; the loss of, or reduction in business with, key customers; legal proceedings; the ability to effectively identify and enter new markets; governmental regulation; the ability to retain management and other personnel; and other economic, business, or competitive factors.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's filings with the SEC. The Company's SEC filings may be obtained by contacting the Company, through the Company's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts

Investor Relations:
214-979-1400
InvestorRelations@moneygram.com

Media Relations:
Stephen Reiff
media@moneygram.com

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